EXHIBIT 99
----------



                                 AMLI

                              RESIDENTIAL

     ------------------------------------------------------------

                          FIRST QUARTER 2002
               SUPPLEMENTAL OPERATING AND FINANCIAL DATA
     ------------------------------------------------------------




           [ graphics indicating property / caption reading
               "AMLI at Park Meadows - Denver, Colorado.
         A co-investment community purchased in April 2002." ]



                   AMLI RESIDENTIAL PROPERTIES TRUST

                        125 South Wacker Drive

                              Suite 3100

                        Chicago, Illinois 60606

                         Phone: (312) 443-1477

                         Fax:  (312) 443-0909

                             www.amli.com
                             ------------


The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. The projections contained in this table that are not historical facts are forward-looking statements. Risks associated with the Company's development, construction and lease-up activities, which could impact the forward-looking statements may include: development opportunities may be abandoned; construction costs of a community may exceed original estimates, possibly making the community uneconomical; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; estimates of the costs of improvements to bring an acquired property up to the standards established for the market position intended for that property may prove inaccurate.

                                 AMLI
                              RESIDENTIAL


                                                   TABLE OF CONTENTS

                                                               Page
                                                               ----
SUMMARY INFORMATION

  Company Description and Investor Information. . . . . . . .      1
  Earnings Release. . . . . . . . . . . . . . . . . . . . . .      2
  Selected Financial and Operating Information. . . . . . . .      5
  Funds From Operations . . . . . . . . . . . . . . . . . . .     11
  Statements of Operations. . . . . . . . . . . . . . . . . .     12
  Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     14


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary . . . . . . . . . . . . .     16
  Debt Maturities . . . . . . . . . . . . . . . . . . . . . .     20


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities. . . . . . .     22
  Quarterly Comparison of Components of NOI . . . . . . . . .     24


OTHER DATA

  Co-Investment Compensation. . . . . . . . . . . . . . . . .     27
  Service Companies Financial Information . . . . . . . . . .     28


PORTFOLIO

  Stabilized Communities. . . . . . . . . . . . . . . . . . .     30
  Development Summary . . . . . . . . . . . . . . . . . . . .     34
  Communities in Planning . . . . . . . . . . . . . . . . . .     37

                           AMLI RESIDENTIAL

                          COMPANY DESCRIPTION
                         INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company, which was formed in February 1994 to continue and expand the multifamily property business previously conducted by AMLI Realty Co.
(ARC), AMLI's predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in properties and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, a public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplement.

We operate all of our communities under the AMLI<registered trademark> brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 875 people who are dedicated to our mission ... TO PROVIDE AN OUTSTANDING LIVING ENVIRONMENT FOR OUR RESIDENTS.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both or which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:


  Robert Chapman
  Executive Vice President & CFO  312.984.6845     rchapman@amli.com

  Sue Bersh
  Vice President -
    Corporate Communications      312.984.2607     sbersh@amli.com


Thank you for your interest in AMLI Residential.



                                  AML
                                LISTED
                                 NYSE


First Quarter 2002                                          Page 1
Supplemental Information         AMLI Residential Properties Trust

AMLI Residential                             125 South Wacker Drive
                                             Chicago, Illinois 60606
                                             Phone:  312.443.1477
                                             Fax:    312.443.0909
                                             www.amli.com

PRESS RELEASE
For Immediate Release       For More Information, Contact:
April 30,2002               Robert J. Chapman, Chief Financial Officer
                            (312) 984-6845


             AMLI RESIDENTIAL ANNOUNCES FIRST QUARTER 2002
                OPERATING RESULTS AND DECLARES DIVIDEND


AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the first quarter ended March 31, 2002.

FUNDS FROM OPERATIONS, NET INCOME AND OPERATING EPS
---------------------------------------------------

Funds From Operations ("FFO") for the first quarter 2002 were $15,828,000, or $0.61 per common share, compared to $15,231,000, or $0.61 per common share, for the first quarter 2001. FFO is in line with First Call's current estimate and $0.01 higher than the Company's previous guidance.

"We were satisfied with property operations this quarter, particularly expense savings, in a challenging economic environment," commented Allan J. Sweet, AMLI President. "Although we did not complete any major transactions during the first quarter, we began the second quarter by welcoming a new co-investment partner and adding a beautiful community to our Denver portfolio. We expect additional transactions during the second quarter."

Net income for the quarter ended March 31, 2002 was $6,660,000, as compared to $6,405,000 in the year earlier period. Diluted Earnings Per Share ("EPS") for the quarter ended March 31, 2002 was $0.26, compared to $0.27 for the comparable period of 2001, a decrease of 3.7%. Additionally, Operating EPS was $0.26 per diluted share for the quarter ended March 31, 2002 as compared to $0.27 per diluted share for the quarter ended March 31, 2001.

SAME COMMUNITY RESULT
---------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%) for the quarter ended March 31, 2002 versus the prior year's quarter, total property revenues decreased 1.3%, operating expenses increased 0.2%, and net operating income ("N0I") decreased 2.2%. Weighted average occupancy, quarter over comparable quarter, decreased from 91.6% to 90.7%, while the weighted average rental rate decreased by 0.8%.

OTHER OPERATING RESULTS
-----------------------

Total property revenues, including both wholly-owned communities and co-investment communities (at 100%) were $69,175,000 for the quarter ended March 31, 2002, as compared with $68,807,000 for the comparable period in 2001, an increase of 0.5%.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter ended March 31, 2002 were $21,774,000, a slight decrease from the same period last year. Excluding the Company's share of co-investment partnerships' interest expense, which has historically been included in the Company's disclosure, EBITDA for the quarter ended
March 31, 2002 was $25,232,000, representing a decrease of 0.6% from same period last year.

First Quarter 2002                                          Page 2
Supplemental Information         AMLI Residential Properties Trust

OUTLOOK
-------

AMLI's current expectation for full year 2002 FFO per share remains consistent with prior guidance in the range of $2.60 to $2.66. Although property operations may be weaker than we anticipated three months ago, the company is currently anticipating that fee activity from its co-investments and other factors will improve to maintain the guidance amount. AMLI anticipates that full year Operating EPS for 2002 will be in the range of $1.15 to $1.20. Additionally, the Company currently expects full year 2003 FFO per share to be in the range of $2.75 to $2.85 and full year 2003 Operating EPS to be in the range of $1.20 to $1.30.

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on May 21, 2002 to all common shareholders of record as of May 10, 2002 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, May 1, 2002 at 2:30 p.m. ET to review these results. The call may be joined by calling 877-601-5719 -
Passcode: AMLI. A live webcast and replay of the call can be accessed at www.amli.com/company_info or at www.streetevents.com.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The First Quarter Supplemental Information is available on AMLI's website at www.amli.com/company_info/share_report.html.

ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 71 apartment communities containing 27,738 apartment homes, with an additional 2,537 apartment homes under development or in lease-up in seven locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain Regions areas of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 875 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More Information on AMLI is available at www.amli.com.


FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

First Quarter 2002                                          Page 3
Supplemental Information         AMLI Residential Properties Trust

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgement with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2001.



                              #  #  #  #





































First Quarter 2002                                          Page 4
Supplemental Information         AMLI Residential Properties Trust


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                              2002        2001        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------
REVENUES
--------
TOTAL REVENUES
Consolidated (a). . . . . . . . . . . . .  $   31,395      32,097      34,298      32,449      31,328
Combined, including share of
  partnerships (b). . . . . . . . . . . .      42,976      45,254      42,938      44,428      42,701

COMBINED TOTAL PROPERTY REVENUES
Consolidated. . . . . . . . . . . . . . .      28,645      28,563      29,120      28,823      28,335
Combined, including share of
  partnerships. . . . . . . . . . . . . .      41,731      41,830      42,842      42,681      41,488
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .      69,175      69,382      71,298      70,976      68,807

EARNINGS
--------
EBITDA
  Consolidated. . . . . . . . . . . . . .      21,774      20,911      23,826      22,823      21,794
  Combined, including share of
    partnerships. . . . . . . . . . . . .      25,232      24,471      27,391      26,530      25,390
FFO . . . . . . . . . . . . . . . . . . .      15,828      14,901      16,848      16,162      15,231
AFFO. . . . . . . . . . . . . . . . . . .      14,601      13,635      15,452      13,474      14,022
Operating earnings. . . . . . . . . . . .       7,598       6,660       8,792       7,561       7,345
Net income. . . . . . . . . . . . . . . .       6,660       5,872      19,244      14,225       6,405
Dividends (c) . . . . . . . . . . . . . .      12,286      11,985      11,751      11,686      11,740

PER SHARE DATA - DILUTED
------------------------
FFO . . . . . . . . . . . . . . . . . . .  $     0.61        0.58        0.67        0.65        0.61
AFFO. . . . . . . . . . . . . . . . . . .        0.56        0.53        0.61        0.54        0.56
Operating earnings. . . . . . . . . . . .        0.26        0.21        0.33        0.28        0.27
Net income allocable to common shares . .        0.26        0.21        0.89        0.67        0.27
Common dividends. . . . . . . . . . . . .        0.48        0.48        0.47        0.47        0.47
FFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       78.8%       82.8%       70.3%       72.8%       76.9%
AFFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       85.6%       90.6%       76.5%       87.4%       83.5%

                                                      5




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                              2002        2001        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

DEBT SERVICE (h)
----------------
INTEREST EXPENSE
Consolidated. . . . . . . . . . . . . . .       5,800       5,858       6,824       6,352       6,427
Combined, including share of
  partnerships. . . . . . . . . . . . . .       9,213       9,352      10,341      10,012       9,968

CAPITALIZED INTEREST
Consolidated. . . . . . . . . . . . . . .       1,054         981       1,100       1,047         973
Combined, including share of
  partnerships. . . . . . . . . . . . . .       1,072       1,004       1,145       1,072         992

SCHEDULED PRINCIPAL PAYMENTS (normal
 amortization)
Consolidated. . . . . . . . . . . . . . .       1,183       1,166       1,014         753         739
Combined, including share of
  partnerships. . . . . . . . . . . . . .       2,653       1,704       1,501       1,313       1,217




See notes on following pages.


















                                                      6


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                              2002        2001        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

CAPITALIZATION
--------------

REAL ESTATE AT COST, BEFORE DEPRECIATION
Consolidated. . . . . . . . . . . . . . .  $  745,906     744,411     743,111     696,346     696,302
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,116,239   1,114,576   1,105,640   1,074,009   1,073,501
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .   1,864,965   1,862,901   1,832,040   1,822,852   1,821,441

TOTAL ASSETS
Consolidated. . . . . . . . . . . . . . .     914,347     919,002     912,987     915,048     890,174
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,111,304   1,120,158   1,111,033   1,121,990   1,074,400

DEBT
Consolidated. . . . . . . . . . . . . . .     405,126     399,309     408,475     429,489     412,242
Combined, including share of
  partnerships. . . . . . . . . . . . . .     592,300     586,137     595,174     625,061     608,153
Combined, including share of
  Service Companies . . . . . . . . . . .     606,300     600,137     609,174     639,061     622,153

EQUITY
Operating Partnerships Units (d). . . . .      67,339      68,186      69,658      66,272      67,039
Preferred Shares. . . . . . . . . . . . .      95,343     100,362      81,218      81,218      81,218
Common Equity (e) . . . . . . . . . . . .     325,602     323,202     327,903     318,002     311,353
                                           ----------  ----------  ----------  ----------  ----------
                                           $  488,284     491,750     478,779     465,492     459,610
                                           ==========  ==========  ==========  ==========  ==========








                                                      7





AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                              2002        2001        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

SHARE INFORMATION
Shares and units Outstanding (f). . . . .  25,800,055  25,779,764  25,007,264  24,891,232  24,873,832
Weighted average shares and units
  outstanding . . . . . . . . . . . . . .  25,707,991  25,465,180  24,960,829  24,876,109  24,813,456
Share price, end of period. . . . . . . .  $    25.22       25.22       23.60       24.60       22.30


NUMBER OF APARTMENT HOMES
-------------------------

STABILIZED COMMUNITIES
Wholly-owned. . . . . . . . . . . . . . .      12,247      12,247      12,247      12,079      12,519
Partnerships. . . . . . . . . . . . . . .      15,011      15,011      14,579      15,067      15,067
                                           ----------  ----------  ----------  ----------  ----------
                                               27,258      27,258      26,826      27,146      27,586
                                           ----------  ----------  ----------  ----------  ----------

COMMUNITIES UNDER DEVELOPMENT
 AND/OR LEASE-UP
Wholly-owned. . . . . . . . . . . . . . .         322         322         322       --          --
Partnerships. . . . . . . . . . . . . . .       2,615       2,615       2,737       2,217       2,217
                                           ----------  ----------  ----------  ----------  ----------
                                                2,937       2,937       3,059       2,217       2,217
                                           ----------  ----------  ----------  ----------  ----------
    Total . . . . . . . . . . . . . . . .      30,195      30,195      29,885      29,363      29,803
                                           ==========  ==========  ==========  ==========  ==========



See notes on following pages.








                                                      8


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            March 31,   Dec. 31,    Sept. 30,   June 30,    March 31,
                                              2002        2001        2001        2001        2001
                                           ----------  ----------  ----------  ----------  ----------

OPERATIONAL RATIOS
------------------
EBITDA, AS PERCENT OF TOTAL MARKET
 CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .        8.2%        8.0%        9.5%        8.8%        9.0%
Combined, including share of
  partnerships and Service Companies. . .        8.0%        7.8%        9.1%        8.5%        8.5%

INTEREST COVERAGE
Consolidated. . . . . . . . . . . . . . .         3.8         3.6         3.5         3.6         3.4
Combined, including share of
  partnerships. . . . . . . . . . . . . .         2.7         2.6         2.6         2.7         2.5

FIXED CHARGE COVERAGE (g)
Consolidated. . . . . . . . . . . . . . .         2.4         2.3         2.5         2.6         2.5
Combined, including share of
  partnerships. . . . . . . . . . . . . .         1.9         2.5         2.3         2.4         2.0

FINANCIAL RATIOS
----------------
DEBT TO TOTAL MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .       38.4%       38.0%       40.9%       41.2%       42.6%
Combined, including share of
  partnerships. . . . . . . . . . . . . .       48.2%       48.0%       50.8%       51.1%       53.4%

DEBT TO TOTAL ASSETS, AT COST
 (before depreciation)
Consolidated. . . . . . . . . . . . . . .       44.3%       43.5%       44.7%       46.9%       46.3%
Combined, including share of
  partnerships. . . . . . . . . . . . . .       53.3%       52.3%       53.6%       55.7%       56.6%

SECURED DEBT TO TOTAL ASSETS, AT COST
 (before depreciation)
Consolidated. . . . . . . . . . . . . . .       33.9%       33.9%       34.3%       34.3%       19.6%
Combined, including share of
  partnerships. . . . . . . . . . . . . .       44.8%       44.5%       45.0%       45.4%       34.5%

                                                      9




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)




Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Includes dividends paid on all common and preferred shares.

     (d)   Represents Minority Interest on the Company's Balance Sheet.

     (e)   Represents Shareholders' Equity on the Company's Balance Sheet less Preferred Shares

     (f)   Includes all preferred shares convertible to common shares.

     (g)   Includes interest expense and preferred dividends.

     (h)   Excludes amortization of deferred and other financing costs.






















                                                     10

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                              Three Months Ended
                                                   March 31
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

WHOLLY-OWNED COMMUNITIES' NOI (a) . . . . .  $   17,696      17,519
                                             ----------  ----------

Partnership communities' NOI at 100% (a). .      24,625      25,069
Partners' share of partnership
  communities' NOI and Other (e). . . . . .     (16,270)    (16,482)
                                             ----------  ----------

COMPANY'S SHARE OF PARTNERSHIP EBITDA . . .       8,355       8,587
                                             ----------  ----------

Interest from and share of Service
  Companies' FFO (b). . . . . . . . . . . .        (230)       (299)
Other interest and Other. . . . . . . . . .         364         477
Co-investment fee income (c). . . . . . . .         587         624
General and administrative. . . . . . . . .      (1,540)     (1,518)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      25,232      25,390
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .      (5,946)     (6,563)
Share of partnership communities. . . . . .      (3,458)     (3,596)
                                             ----------  ----------

                                                 (9,404)    (10,159)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      15,828      15,231

CAPITAL EXPENDITURES PAID FROM FFO
Wholly-owned communities. . . . . . . . . .      (1,005)       (999)
Share of partnership communities. . . . . .        (222)       (210)
                                             ----------  ----------

                                                 (1,227)     (1,209)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   14,601      14,022
                                             ==========  ==========

Notes:

     (a)   See page 26.

     (b) Includes share of income before goodwill amortization of $104 for the quarter ended March 31,2001. See page 28.

     (c)   See page 27.

     (d)   Includes amortization of deferred and other financing costs.

     (e)   See footnote (f) on page 26.


AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                           Three Months Ended March 31
                                                                      (Unaudited dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   28,645      28,335      41,731      41,488
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .        (230)       (403)       (230)       (403)
Other interest and Other (c). . . . . . . . . . . . .         364         477         887         992
Income from partnerships. . . . . . . . . . . . . . .       2,029       2,295       --          --
Co-investment fee income. . . . . . . . . . . . . . .         587         624         587         624
                                                       ----------  ----------  ----------  ----------
                                                           31,395      31,328      42,976      42,701
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      10,949      10,816      16,204      15,897
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .       5,946       6,563       9,404      10,159
Depreciation. . . . . . . . . . . . . . . . . . . . .       5,362       5,086       8,230       7,782
General and administrative. . . . . . . . . . . . . .       1,540       1,518       1,540       1,518
                                                       ----------  ----------  ----------  ----------
                                                           23,797      23,983      35,378      35,356
                                                       ----------  ----------  ----------  ----------
INCOME BEFORE DISCONTINUED OPERATIONS AND
 MINORITY INTEREST. . . . . . . . . . . . . . . . . .       7,598       7,345       7,598       7,345
Discontinued operations . . . . . . . . . . . . . . .       --          --          --          --
                                                       ----------  ----------  ----------  ----------
INCOME BEFORE MINORITY INTEREST . . . . . . . . . . .       7,598       7,345       7,598       7,345

Minority interest . . . . . . . . . . . . . . . . . .         938         940         938         940
                                                       ----------  ----------  ----------  ----------
NET INCOME. . . . . . . . . . . . . . . . . . . . . .       6,660       6,405       6,660       6,405

Net income attributable to preferred shares . . . . .       2,082       1,633       2,082       1,633
                                                       ----------  ----------  ----------  ----------
NET INCOME ATTRIBUTABLE TO COMMON SHARES. . . . . . .       4,578       4,772       4,578       4,772

ADD:
Minority interest . . . . . . . . . . . . . . . . . .         938         940         938         940
Discontinued operations . . . . . . . . . . . . . . .       --          --          --          --
                                                       ----------  ----------  ----------  ----------


                                                     12




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                           Three Months Ended March 31
                                                                                (Dollars in thousands)



                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

OPERATING EARNINGS. . . . . . . . . . . . . . . . . .       7,598       7,345       7,598       7,345

ADD:
Depreciation
  Wholly-owned communities. . . . . . . . . . . . . .       5,362       5,086       5,362       5,086
  Share of partnership communities. . . . . . . . . .       2,868       2,696       2,868       2,696
Gains on sales of rental properties . . . . . . . . .       --          --          --          --
Share of Service Companies' amortization of goodwill.       --            104       --            104
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   15,828      15,231      15,828      15,231
                                                       ==========  ==========  ==========  ==========



Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.











                                                     13


AMLI RESIDENTIAL                                                                        BALANCE SHEETS
                                                                     (Unaudited, dollars in thousands)


                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  March 31,  December 31,     March 31,  December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------

ASSETS
Rental apartments
  Land. . . . . . . . . . . . . . . . . . . .    $   99,784        99,784       150,081       150,187
  Depreciable property. . . . . . . . . . . .       646,122       644,627       966,158       964,389
                                                 ----------    ----------    ----------    ----------
                                                    745,906       744,411     1,116,239     1,114,576
Less:  Accumulated depreciation . . . . . . .      (112,501)     (107,139)     (143,282)     (135,052)
                                                 ----------    ----------    ----------    ----------
                                                    633,405       637,272       972,957       979,524

Rental property held for sale, net of
  accumulated depreciation. . . . . . . . . .         --            --            --            --
Rental apartments under development . . . . .        13,254        10,392        47,327        41,477
Land held for development or sale . . . . . .        43,160        47,611        43,160        47,611

Investment in partnerships. . . . . . . . . .       186,330       184,270         --            --

Cash and cash equivalents . . . . . . . . . .         2,417         5,892         8,530        14,093
Investment in and receivables from the
  Service Companies . . . . . . . . . . . . .        19,048        15,161        18,914        14,824
Other assets and deferred costs, net. . . . .        16,733        18,404        20,415        22,629
                                                 ----------    ----------    ----------    ----------
                                                 $  914,347       919,002     1,111,303     1,120,158
                                                 ==========    ==========    ==========    ==========














                                                     14




AMLI RESIDENTIAL                                                            BALANCE SHEETS - CONTINUED
                                                                     (Unaudited, dollars in thousands)



                                                     Consolidated (a)               Combined (b)
                                                -------------------------   -------------------------
                                                  March 31,  December 31,     March 31,  December 31,
                                                    2002         2001           2002         2001
                                                 ----------  ------------    ----------  ------------
LIABILITIES
Debt. . . . . . . . . . . . . . . . . . . . .    $  405,126       399,309       592,300       586,137
Accrued expenses and other liabilities. . . .        20,937        27,943        30,906        42,272
                                                 ----------    ----------    ----------    ----------
TOTAL LIABILITIES . . . . . . . . . . . . . .       426,063       427,252       623,206       628,408
                                                 ----------    ----------    ----------    ----------

Mandatorily redeemable convertible
  preferred shares. . . . . . . . . . . . . .        93,287        93,287        93,287        93,287

Minority interest . . . . . . . . . . . . . .        67,339        68,186        67,339        68,186

Total Shareholders' Equity. . . . . . . . . .       327,658       330,277       327,658       330,277
                                                 ----------    ----------    ----------    ----------
  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY. . . . . . . . . . .    $  914,347       919,002     1,111,490     1,120,158
                                                 ==========    ==========    ==========    ==========





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.









                                                     15


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------
Conventional
  mortgages . . . . . $300,876      74.3%       7.1%        7.0    300,876      --      300,876     --
Construction
  financing . . . . .    --            0%         0%        0.0      --                             --
Tax-exempt debt . . .   50,250      12.4%       2.5%        0.6      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   54,000      13.3%       7.3%        1.6      --        54,000     --       54,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $405,126     100.0%       6.6%        5.4    310,376     94,750   300,876   104,250
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                76.6%      23.4%       74%       26%
                                                                   =======    =======   =======   =======

COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------

Conventional
  mortgages . . . . . $483,734      81.7%       7.3%        7.0    483,734      --      483,734     --
Construction
  financing . . . . .    4,316       0.7%       3.8%        0.0      4,316                --        4,316
Tax-exempt debt . . .   50,250       8.5%       2.5%        0.6      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   54,000       9.1%       7.3%        1.6      --        54,000     --       54,000
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $592,300     100.0%       6.8%        5.9    497,550     94,750   483,734   108,566
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                84.0%      16.0%       82%       18%
                                                                   =======    =======   =======   =======

See notes on the following page.

                                                     16


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------

                                                        Number of         Out-                  Current
                             Date          Original     Shares at       standing   Dividend    Liquidation
Security                   of Issue         Issue       Issuance         Shares      Rate      Preference
----------------------     ---------       --------     ---------       --------   --------    -----------

Convertible Preferred
  Series A                   1/30/96       $ 20,000     1,200,000        100,000      (g)            2,021

Convertible Preferred
  Series B                     (h)           75,000     3,125,000      3,125,000      (i)           76,500

Convertible Preferred
  Series D (j)              10/31/01         20,000       800,000        800,000      (k)           20,433



Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

     (d)   Years to Maturity reflects the expiration date of the credit enhancements, not the actual maturity dates of the bond, which are in 2024.







                                                     17


AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)

     (e)   The following summarizes interest rate limitation and swap contracts associated with the Credit
           Facilities:


                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------    ---------------
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.216%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       10,000           6.029%    11/2/97  - 11/1/02
     Swap          Merrill Lynch Capital Services, Inc.       20,000           6.145%    2/16/98  - 2/15/03
     Swap          Wachovia Bank, N.A.                        10,000           6.070%    2/19/98  - 2/18/03
     Swap          Harris Trust & Savings Bank                15,000           6.405%    9/21/99  - 9/20/04
     Swap          Harris Trust & Savings Bank                10,000           6.438%    3/3/99   - 10/2/04
                                                             -------
                                                              75,000
                                                             -------

           The following summarizes interest rate swap contracts associated with construction financing of AMLI at Seven Bridges, in which the Company owns a 20% interest:




















                                                     18

AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)

                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------   ----------------
     Swap          PNC Bank, N.A.                            $30,000           4.670%   1/10/03 - 7/10/03
     Swap          PNC Bank, N.A.                             50,000           4.670%   7/10/03 - 8/01/04

     (f)   The Credit Facilities provide for one additional one-year extension option.  The Company's unconsolidated subsidiaries have $14,000 borrowed under the Credit Facilities, which is not reflected in the amount above.  Such borrowings are guaranteed by the Company and reduce total availability under the line of credit.

     (g)   The dividend per share is equal to the common share dividend.

     (h)   Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.

     (i)   The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

     (j)   800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

     (k)   The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.

















                                                     19


AMLI RESIDENTIAL                                                                       DEBT MATURITIES
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  3,679          --                3,679               0.9%                 0.0%
2003                     4,367        111,447(c)        115,814              28.6%                 7.3%
2004                     3,775          6,970            10,745               2.7%                 7.7%
2005                     3,806         31,006            34,812               8.6%                 8.2%
2006                     2,751         35,372            38,123               9.4%                 7.8%
Thereafter              21,493        180,460(d)        201,953              49.8%                 6.7%
                      --------        -------           -------             ------                -----
    Total             $ 39,871        365,255           405,126             100.0%                 6.6%
                      ========        =======           =======             ======                =====
  Percent to Total        9.8%          90.2%            100.0%
                      ========        =======           =======


COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2002                  $  5,309          4,904            10,213               1.7%                 5.6%
2003                     6,497        126,450(c)        132,947              22.5%                 7.2%
2004                     5,767         14,863            20,630               3.5%                 7.6%
2005                     5,894         32,090            37,984               6.4%                 8.1%
2006                     5,026         66,793            71,819              12.1%                 7.6%
Thereafter              32,715        285,992(d)        318,707              53.8%                 7.0%
                      --------        -------           -------             ------                -----
    Total             $ 61,208        531,092           592,300             100.0%                 6.8%
                      ========        =======           =======             ======                =====
  Percent to Total       10.3%          89.7%            100.0%
                      ========        =======           =======




                                                     20




AMLI RESIDENTIAL                                                           DEBT MATURITIES - CONTINUED
                                                                                        March 31, 2002
                                                                     (Unaudited, dollars in thousands)





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Company's primary unsecured line of credit, which has a current maturity of November, 2003, provides for one additional one-year extension option.

     (d)   Includes Bonds which mature in 2024. The credit enhancements on $40,750 and $9,500 expire on
           October 15, 2002 and on December 18, 2002, respectively.



























                                                     21


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                             FIRST QUARTER COMPARISONS



OCCUPANCY AND RENTAL RATES
--------------------------

                                       Weighted Average Occupancy         Weighted Average Rental Rate
                                    --------------------------------    --------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     7,216       91.6%       92.9%       -1.4%      $  790         777        1.7%
Atlanta                    5,285       90.8%       93.4%       -2.8%         861         871       -1.2%
Austin                     2,797       91.7%       88.7%        3.4%         839         917       -8.5%
Houston                    1,871       91.8%       91.8%        0.0%         908         851        6.7%
Indianapolis               1,752       90.4%       86.9%        4.1%         732         722        1.3%
Kansas City                2,086       90.0%       87.1%        3.3%         811         853       -5.0%
Chicago                    2,760       87.1%       94.8%       -8.1%       1,063       1,063        0.0%
Denver                       414       89.4%       87.3%        2.4%       1,109       1,155       -4.0%
                         -------      ------      ------      ------      ------      ------      ------

Total                     24,181       90.7%       91.6%       -1.0%         854         861       -0.8%
                         =======      ======      ======      ======      ======      ======      ======





















                                                     22


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                             FIRST QUARTER COMPARISONS



REVENUES EXPENSES AND NET OPERATING INCOME
(dollars in thousands)
------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ----------------------------  ----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 16,503    16,390      0.7%     6,934     6,793      2.1%     9,568     9,598     -0.3%
Atlanta           13,059    13,677     -4.5%     4,526     4,728     -4.3%     8,533     8,949     -4.7%
Austin             6,840     7,169     -4.6%     2,831     2,866     -1.2%     4,009     4,303     -6.8%
Houston            4,948     4,590      7.8%     2,085     2,037      2.4%     2,863     2,554     12.1%
Indianapolis       3,664     3,538      3.6%     1,362     1,305      4.4%     2,302     2,233      3.1%
Kansas City        4,897     4,797      2.1%     1,714     1,713      0.0%     3,183     3,084      3.2%
Chicago            8,344     8,857     -5.8%     2,999     2,939      2.0%     5,346     5,919     -9.7%
Denver             1,284     1,309     -1.9%       346       380     -9.0%       938       930      0.9%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $ 59,539    60,328     -1.3%    22,797    22,761      0.2%    36,742    37,570     -2.2%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





Notes:  Information shown is Combined, including share of partnership communities at 100%.












                                                     23


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                                 QUARTERLY COMPARISONS
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (e)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
Market                    2002     2001   Change     2002     2001   Change     2002     2001   Change
------                  -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   25,592   25,474     0.5%   36,504   36,696    -0.5%   33,948   34,854    -2.6%
New communities (b) . .        0        0     0.0%      763      644    18.4%    2,623    2,166    21.1%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      412       40   921.3%    1,633      162   911.1%
Acquisition
 communities (c). . . .    3,053      618   394.3%    4,051    1,264   220.7%    1,453      940    54.7%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    2,244  -100.0%     --      2,844  -100.0%      874    2,350   -62.8%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

   Total. . . . . . . .   28,645   28,336     1.1%   41,731   41,488     0.6%   40,531   40,472     0.1%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .    9,685    9,739    -0.6%   13,917   13,936    -0.1%   13,111   13,020     0.7%
New communities (b) . .        0        0     0.0%      268      270    -1.0%      915      927    -1.3%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      237       63   279.3%      942      250   276.8%
Acquisition
 communities (c). . . .    1,264      174   626.3%    1,642      385   325.6%      550      308    78.6%
Communities sold/
 contributed to
 ventures (d) . . . . .        0      904  -100.0%     --      1,095  -100.0%      388      898    -56.8
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

   Total. . . . . . . .   10,949   10,817     1.2%   16,064   15,749     2.0%   15,906   15,403     3.3%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     24




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                                 QUARTERLY COMPARISONS
                                                                                (Dollars in thousands)



                                                                                Partnership Communities
                         Wholly-Owned Communities          Combined (e)                 at 100%
                        -------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
Market                    2002     2001   Change     2002     2001   Change     2002     2001   Change
------                  -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   15,907   15,735     1.1%   22,587   22,760    -0.8%   20,837   21,834    -4.6%
New communities (b) . .        0        0     0.0%      495      374    32.4%    1,708    1,239    37.9%
Communities under
 development and
 lease-up . . . . . . .        0        0     0.0%      175     (22)  -892.5%      691     (88)  -881.8%
Acquisition
 communities (c). . . .    1,789      444   303.5%    2,412      878   174.6%      903      632    43.0%
Communities sold/
 contributed to
 ventures (d) . . . . .        0    1,340  -100.0%     --      1,749  -100.0%      486    1,452   -66.6%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

   Total. . . . . . . .   17,696   17,519     1.0%   25,669   25,739    -0.3%   24,625   25,069    -1.8%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and promote (e). . . .                                 622      537
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              26,291   26,276
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               60.7%    60.4%
Including cash flow
 preferences (f). . . .                               62.1%    61.7%
                                                   ======== ========








                                                     25




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                                 QUARTERLY COMPARISONS
                                                                                (Dollars in thousands)




Note

     (a)   Same store communities are communities that have had stabilized operations and were owned by the
           Company as of January 1, 2001.

     (b)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (c)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (d)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (e)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 24.

     (f)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  see page 24.

     (g)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.

















                                                     26

AMLI RESIDENTIAL                        CO-INVESTMENT COMPENSATION
                                            (Dollars in thousands)



                                                Three Months Ended
                                                     March 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $    --            118

Asset management fees (b) . . . . . . . . . .        129         143

Disposition fees (c). . . . . . . . . . . . .      --          --

Debt/equity placement fees. . . . . . . . . .      --            113

Development fees (a). . . . . . . . . . . . .        458         251
                                              ----------  ----------
                                                     587         624
                                              ----------  ----------

SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        106          26

Cash flow preferences (e) . . . . . . . . . .        516         511
                                              ----------  ----------

                                                     622         537
                                              ----------  ----------

Promoted interest from sale or refinancing. .        110       --
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    1,319       1,161
                                              ==========  ==========


Notes:

     (a) Acquisition, debt/equity placement and development fees are shown net of elimination of Company's share. Property management, construction and certain asset management fees are earned by the Company's subsidiaries. See page 28.

     (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA is reduced by its share of this fee.

     (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.

     (d)   See page 25.

     (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                Three Months Ended
                                                     March 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    2,691       2,502
General contract revenue, net (b) . . . . . .        633         515
Gross profit - corporate homes (c). . . . . .        346         305
Other income. . . . . . . . . . . . . . . . .        122         190
                                              ----------  ----------
                                                   3,792       3,512
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      2,508       2,414
Corporate homes . . . . . . . . . . . . . . .        242         227
General contractor. . . . . . . . . . . . . .        550         506
Other expenses. . . . . . . . . . . . . . . .      --          --
                                              ----------  ----------
                                                   3,300       3,147

EBITDA. . . . . . . . . . . . . . . . . . . .        492         365

Gain (loss) on land sales . . . . . . . . . .        (73)      --

Interest expense. . . . . . . . . . . . . . .       (409)       (698)
Depreciation and amortization . . . . . . . .       (716)       (575)
Taxes . . . . . . . . . . . . . . . . . . . .        268         345
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .       (438)       (563)

Eliminations, interest and other. . . . . . .        208         160
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM
  SERVICE COMPANIES (D) . . . . . . . . . . .       (230)       (403)
                                              ==========  ==========



Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of gross billings and payments to subcontractors.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------


                                             March 31,  December 31,
                                               2002        2001
                                            ----------  ------------

ASSETS:
Receivables (a) . . . . . . . . . . . . .   $    7,771         9,136
Land held for sale (b). . . . . . . . . .        8,005         4,951
Building and equipment, net (c) . . . . .       11,298        10,847
Other . . . . . . . . . . . . . . . . . .       10,625         9,911
                                            ----------    ----------

    TOTAL ASSETS. . . . . . . . . . . . .   $   37,699        34,845
                                            ==========    ==========

LIABILITIES
Due to the Company. . . . . . . . . . . .   $   21,692        17,311
Bank debt . . . . . . . . . . . . . . . .       14,000        14,000
Other . . . . . . . . . . . . . . . . . .        4,348         5,733
                                            ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . .   $   40,040        37,044
                                            ==========    ==========

EQUITY (DEFICIT). . . . . . . . . . . . .   $   (2,341)       (2,199)

Eliminations and other. . . . . . . . . .         (303)           49
Due to Company (above). . . . . . . . . .       21,692        17,311
                                            ----------    ----------
Investment in and receivables from
  the Service Companies . . . . . . . . .   $   19,048        15,161
                                            ==========    ==========




Notes:

     (a)   Primarily fee income from affiliates.

     (b)   Represents non-apartment land holdings.

     (c) Includes $8,384 in capitalized computer hardware and software cost, of which approximately $6,500 (including $800 of internal costs) was incurred in 2001. Amounts are generally amortized over five years.


AMLI RESIDENTIAL                                                                            STABILIZED
                                                                                        March 31, 2002

                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------

DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bent Tree        100%       Dallas, TX               1997 1996/2000        500            Same Store
 at Bishop's Gate    100%       Plano, TX                1997      1997        266            Same Store
 at Breckinridge
  Point               45%       Richardson, TX           2000      1999        440            Same Store
 at Chase Oaks       100%       Plano, TX                1994      1986        250            Same Store
 at Deerfield         25%       Plano, TX           Developed      2000        240            Same Store
 at Fossil Creek      25%       Ft. Worth, TX       Developed      1998        384            Same Store
 on Frankford         45%       Dallas, TX               2000      1998        582            Same Store
 at Gleneagles       100%       Dallas, TX               1998   1987/97        590            Same Store
 on the Green        100%       Ft. Worth, TX            1994   1990/93        424            Same Store
 at Nantucket        100%       Dallas, TX               1988      1986        312            Same Store
 of North Dallas     100%       Dallas, TX            1989/90   1985/86      1,032            Same Store
 at Oak Bend          40%       Dallas, TX               1999      1997        426            Same Store
 on the Parkway       25%       Dallas, TX          Developed      1999        240            Same Store
 at Prestonwood
  Hills               45%       Dallas, TX               1999      1997        272            Same Store
 at Shadow Ridge     100%       Flower Mount, TX         2001      2000        222            Acquisition
                                                                                              Community
 at Stonebridge
  Ranch              100%       McKinney, TX             2001      2001        250            Acquisition
                                                                                              Community
 on Timberglen        40%       Dallas, TX               1990      1985        260            Same Store
 at Valley Ranch     100%       Irving, TX               1990      1985        460            Same Store
 at Verandah          35%       Arlington, TX            1997   1986/91        538            Same Store
                                                                            ------
                                                                             7,688     28.2%
                                                                            ------







                                                     30




AMLI RESIDENTIAL                                                                STABILIZED - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
ATLANTA, GA
------------
AMLI:
 at Barrett Lakes     35%       Kennesaw, GA        Developed      1997        446            Same Store
 at Clairmont        100%       Atlanta, GA              1988      1988        288            Same Store
 at Killian Creek    100%       Snellville, GA      Developed      1999        256            Same Store
 at Lost Mountain     75%       Paulding County,
                                GA                  Developed      2000        164            Same Store
 at Northwinds        35%       Alpharetta, GA      Developed      1999        800            Same Store
 at Park Bridge       25%       Alpharetta, GA      Developed      2000        352            New Community
 at Park Creek       100%       Gainesville, GA     Developed      1998        200            Same Store
 at Peachtree City    20%       Fayette County, GA  Developed      1998        312            Same Store
 at River Park        40%       Norcross, GA        Developed      1997        222            Same Store
 at Spring Creek     100%       Atlanta, GA         Developed   1985/86
                                                                 /87/89      1,180            Same Store
 at Towne Creek      100%       Gainesville, GA     Developed      1989        150            Same Store
 at Vinings          100%       Smyrma, GA            1992/97      1985        360            Same Store
 at West Paces       100%       Atlanta, GA              1993      1992        337            Same Store
 at Willeo Creek      30%       Roswell, GA              1995      1989        242            Same Store
 at Windward Park     45%       Alpharetta, GA           1999      1999        328            Same Store
                                                                            ------
                                                                             5,637     20.7%
                                                                            ------

CHICAGO, IL
-----------
AMLI:
 at Chevy Chase       33%       Buffalo Grove, IL        1996      1988        592            Same Store
 at Danada Farms      10%       Wheaton, IL              1997   1989/91        600            Same Store
 at Fox Valley        25%       Aurora, IL          Developed      1998        272            Same Store
 at Oakhurst North    25%       Aurora, IL          Developed      2000        464            Same Store
 at Osprey Lake       69%       Gurnee, IL               2001   1997/99        483            Acquisition
                                                                                              Community
 at Poplar Creek     100%       Schaumburg, IL           1997      1985        196            Same Store
 at St. Charles       25%       St. Charles, IL     Developed      2000        400            Same Store
 at Windbrooke        15%       Buffalo Grove, IL        1995      1987        236            Same Store
                                                                            ------
                                                                             3,243     11.9%
                                                                            ------




                                                     31




AMLI RESIDENTIAL                                                                STABILIZED - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
AUSTIN, TX
----------
AMLI:
 in Great Hills      100%       Austin, TX               1991      1985        344            Same Store
 at Lantana Ridge    100%       Austin, TX               1997      1997        354            Same Store
 at Monterey Oaks     25%       Austin, TX          Developed      2000        430            Same Store
 at Scofield Ridge    45%       Austin, TX               2000      2000        487            Same Store
 at StoneHollow      100%       Austin, TX               2000      1997        606            Same Store
 at Wells Branch      25%       Austin, TX          Developed      1999        576            Same Store
                                                                            ------
                                                                             2,797     10.3%
                                                                            ------

KANSAS CITY, KS
---------------
AMLI:
 at Centennial Park  100%       Overland Park, KS        1998      1997        170            Same Store
 Creekside            25%       Overland Park, KS   Developed      2000        224            Same Store
 at Lexington Farms  100%       Overland Park, KS        1998      1998        404            Same Store
 at Regents Center   100%       Overland Park, KS        1994   1991/95
                                                                    /97        424            Same Store
 at Regents Crest     25%       Overland Park, KS        1997 1997/2000        476            Same Store
 at Summit Ridge      30%       Lees Summit, MO     Developed      2001        432            New Community
 at Town Center      100%       Overland Park, KS        1997      1997        156            Same Store
 at Wynnewood Farms   25%       Overland Park, KS   Developed      2000        232            Same Store
                                                                            ------
                                                                             2,518      9.2%
                                                                            ------

INDIANAPOLIS, IN
----------------
AMLI:
 at Castle Creek      40%       Indianapolis, IN    Developed      2000        276            New Community
 at Conner Farms     100%       Fishers, IN              1997      1993        300            Same Store
 at Eagle Creek      100%       Indianapolis, IN         1998      1998        240            Same Store
 at Lake Clearwater   25%       Indianapolis, IN    Developed      1999        216            Same Store
 at Riverbend        100%       Indianapolis, IN      1992/93   1983/85        996            Same Store
 at Spring Mill
  (residual)          20%       Carmel, IN               1999      1999        400            Other
                                                                            ------
                                                                             2,428      8.9%
                                                                            ------

                                                     32




AMLI RESIDENTIAL                                                                STABILIZED - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
HOUSTON, TX
-----------
AMLI:
 at Champions Centre* 15%       Houston, TX              1994      1994        192            Same Store
 at Champions Park*   15%       Houston, TX              1994      1991        246            Same Store
 at Greenwood Forest* 15%       Houston, TX              1995      1995        316            Same Store
 at the Medical
  Center             100%       Houston, TX              2001      2000        334            Acquisition
                                                                                              Community
 Midtown              45%       Houston, TX              2000      1998        419            Same Store
 Towne Square         45%       Houston, TX              2000      1999        380            Same Store
 at Western Ridge    100%       Houston, TX              2000      2000        318            Same Store
                                                                            ------
                                                                             2,205      8.1%
                                                                            ------
DENVER, CO
----------
AMLI:
 at Lowry Estates     50%       Denver, CO               2000      2000        414            Same Store
 at Gateway Park     100%       Denver, CO               2000      2000        328            Acquisition
                                                                            ------            Community
                                                                               742      2.7%
                                                                            ------    ------
TOTAL                                                                       27,258    100.0%
                                                                            ======    ======


Note:

     (a)   Based on number of apartment homes.











                                                     33


AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                        March 31, 2002
                                                                                (Dollars in thousands)


                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------
ATLANTA, GA
-----------
AMLI:
 at Mill Creek    Gwinnett
                  County, GA       25%     400   3Q/99    3Q/00   4Q/01   2Q/02       400     100%    100%
 at Kedron
  Village         Peachtree
                  City, GA         20%     216   3Q/00    3Q/01   2Q/02   4Q/02       158      97%     47%
 at Milton Park   Alpharetta,
                  GA               25%     461   4Q/00    1Q/02   1Q/03   4Q/03        38      46%      9%
 at Barrett Walk  Kennesaw, GA     25%     310   4Q/01    4Q/02   2Q/03   1Q/04         0      11%     N/A

HOUSTON, TX
-----------
AMLI at
 Kings Harbor     Lake Houston,
                  TX               25%     300   2Q/00    1Q/01   4Q/01   3Q/02       300     100%     81%

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square Overland Park,
                  KS               30%     408   3Q/00    3Q/01   2Q/02   2Q/03       198      90%     38%

INDIANAPOLIS, IN
----------------
AMLI Carmel
 Center           Carmel, IN      100%     322   2Q/01    2Q/02   2Q/03   3Q/03        --      35%     N/A

CHICAGO, IL
-----------
AMLI at
 Seven Bridges    Woodridge, IL    20%     520   3Q/01    4Q/02   4Q/03   4Q/04        --      25%     N/A
                                         -----
    Total                                2,937
                                         =====
                                                     34

AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                        March 31, 2002
                                                                                (Dollars in thousands)


                                                Joint
                                               Venture      Company's Share of Required Equity Capital
                                              Partners'    --------------------------------------------
                     Total         Fully       Equity
                    Development    Funded      Capital                 Funded      Balance
Market/Community     Costs (c)     Debt (d)      (e)         Total     to Date     of 2002       2003
----------------    -----------   ----------  ---------    --------    --------   ----------   --------
ATLANTA, GA
-----------
AMLI:
 at Mill Creek        $ 25,800     18,000(e)     5,850       1,950       6,450     (4,500)
 at Kedron Village      20,200       --         16,160       4,040         200      3,840(f)       600
 at Milton Park         35,000       --         26,250       8,750       4,900      3,250          600
 at Barrett Walk        22,500       --         16,875       5,625       1,400      2,125        2,100

HOUSTON, TX
-----------
AMLI at
 Kings Harbor           19,800       --         14,850       4,950       4,900         50

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square       32,200       --  (g)    22,540       9,660       9,270        390

INDIANAPOLIS, IN
----------------
AMLI Carmel Center      28,400       --          --         28,400      13,250     10,250        4,900

CHICAGO, IL
AMLI at
 Seven Bridges          82,200     60,000(h)    22,560       5,640       3,220      --           2,420
                      --------    -------      -------     -------     -------    -------      -------

TOTAL                 $266,100     78,000      125,085      69,015      43,590     15,405       10,620
                      ========    =======      =======     =======     =======    =======      =======








                                                     35




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                        March 31, 2002
                                                                                (Dollars in thousands)



Notes:

     (a)   Represents costs to date divided by Total Development Costs.

     (b)   Represents number of leased apartments (not necessarily occupied) divided by the Number of Apartment
           Homes Delivered.

     (c)   Includes anticipated costs of development and initial lease-up, of which certain amounts may not be capitalized.

     (d)   Represents anticipated fully funded permanent loan, which will encumber the property upon completion and stabilization.

     (e)   Subsequent to the end of the quarter, the partnership funded a 6.4%, 7-year permanent loan.

     (f)   Property is currently subject to a construction financing, which is anticipated to be paid off at completion.

     (g)   Upon stabilization, the partnership will obtain a permanent loan for approximately 65% of total costs.

     (h)   The partnership has obtained a commitment to fund a 7.25%, 7-year permanent loan upon completion of development.


The following is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995 and Section
21 E of the Securities Exchange Act of 1934.  The projections contained in this table that are not historical facts are forward-looking statements.  Risks associated with the Company's development, construction and lease-up activities, which could impact the forward looking statements may include: development opportunities may be abandoned; construction costs of a community may exceed original estimates, possibly making the community uneconomical; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs of improvements to bring an acquired property up to the standards established for the market position intended for that property may prove inaccurate.












                                                     36

AMLI RESIDENTIAL                 LAND HELD FOR DEVELOPMENT OR SALE




                                                        Number of
                                                        Apartment
Market/Community               Submarket                  Homes
----------------               ---------                ---------

INDIANAPOLIS, IN
----------------
AMLI:
 at Prairie Lakes              Noblesville                   228
 at Prairie Lakes
  (Phase II-IV)                Noblesville                 1,100

AUSTIN, TX
----------
AMLI at
 Anderson Mill                 Northwest Austin              520
Downtown Austin -
  Block 20                     CBD                           220
AMLI at Parmer Park            North Austin                  480

FORT WORTH, TX
--------------
AMLI at
 Mesa Ridge                    North Fort Worth              460

DALLAS, TX
----------
AMLI at
 Vista Ridge                   Lewisville, TX                340

HOUSTON, TX
-----------
AMLI at
 Champions II                  Northwest Houston             288

KANSAS CITY, KS
---------------
AMLI:
 at Lexington Farms -
  Phase II                     Overland Park                 104
 at Westwood Ridge             Overland Park                 428
                                                          ------

    Total                                                  4,168
                                                          ======




















                                  37